Exhibit 10.7

FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

This FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”), dated effective as of February 11, 2010, is entered into by and among CONSTELLATION ENERGY PARTNERS LLC, a Delaware limited liability company (the “Borrower”), and the Lenders signatory hereto (the “Lenders”).

RECITALS

WHEREAS, the Borrower, the Lenders and The Royal Bank of Scotland plc, as Administrative Agent and a Lender, are party to that certain Amended and Restated Credit Agreement dated as of November 13, 2009 (such Amended and Restated Credit Agreement, as the same may from time to time be amended, modified, supplemented or restated, herein called the “Credit Agreement”). Terms used and not otherwise defined herein shall have the respective meanings assigned to such terms in the Credit Agreement, and the provisions of Section 1.03 of the Credit Agreement are incorporated herein by reference; and

WHEREAS, the Borrower and the Lenders have agreed, subject to the terms and conditions hereinafter set forth, to amend the Credit Agreement as set forth below.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Amendments to Credit Agreement. Pursuant to Section 12.02 of the Credit Agreement, the Credit Agreement is hereby amended as follows:

(a) Section 1.02 of the Credit Agreement is hereby amended by inserting the following definitions in alphabetical order:

““Aggregate Bond Exposure” means the aggregate face amount of all outstanding Bonds (as defined in the Argonaut Indemnity Agreement) issued by Argonaut Insurance Company for the benefit of the Borrower.

“Argonaut Indemnity Agreement” means the General Indemnity Agreement to be entered into by and between the Borrower and Argonaut Insurance Company (including any amendments, modifications or supplements thereto).”

(b) The following definitions in Section 1.02 of the Credit Agreement are hereby deleted in their entirety and the following are substituted in place thereof:

““Loan Documents” means this Agreement, the Notes, the Letter of Credit Arrangements, the Letters of Credit, any Swap Agreements with a Swap Counterparty, and the Security Instruments.

“Swap Counterparty” means any Person that was a Lender (or Affiliate of a Lender) at the time it became a party to a Swap Agreement with the Borrower or any of its Subsidiaries.

“Total Revolving Credit Exposure” means the sum of (i) the aggregate of all Revolving Credit Exposure hereunder and (ii) the Aggregate Bond Exposure.”

(c) The definition of “Excepted Liens” in Section 1.02 of the Credit Agreement is hereby amended by deleting the word “and” immediately preceding clause (ix) thereof and inserting the following immediately following clause (ix) thereof:

“; and (x) Liens granted by the Borrower in favor of Argonaut Insurance Company under the Argonaut Indemnity Agreement, provided that such Liens may not secure Aggregate Bond Exposure in excess of $3,000,000 in the aggregate at any one time outstanding”

(d) Section 8.01 of the Credit Agreement is hereby amended by inserting the following Section 8.01(r):

“(r) Argonaut Insurance Company Bonds. The Borrower shall provide a monthly report by the fifteenth (15th) day of each month in a form reasonably acceptable to the Administrative Agent setting forth a description all Bonds (as defined in the Argonaut Indemnity Agreement) then outstanding and the face amounts thereof.”

(e) Section 9.02 of the Credit Agreement is hereby amended by deleting the word “and” at the end of Section 9.02(d), replacing the period at the end of Section 9.02(e) with a semicolon, and inserting the following Section 9.02(f):

“and (f) Debt incurred pursuant to the Argonaut Indemnity Agreement not to exceed $3,000,000 in the aggregate at any one time outstanding.”

SECTION 2. No Default. The Borrower represents and warrants as follows:

(a) The Borrower is duly authorized and empowered to execute, deliver and perform this Amendment and all other instruments referred to or mentioned herein to which it is a party, and all action on its part requisite for the due execution, delivery and the performance of this Amendment has been duly and effectively taken.

(b) After giving effect to this Amendment, the representations and warranties contained in the Credit Agreement, as amended hereby, and any other Loan Documents executed in connection herewith or therewith are true in all material respects on and as of the date hereof as though made on and as of the date hereof, except to the extent that such representation or warranty was made as of a specific date, in which case such representation or warranty was true in all material respects when made.

(c) After giving effect to this Amendment, no event has occurred and is continuing which constitutes a Default.

(d) When duly executed and delivered, the Credit Agreement as amended by this Amendment will be legal and binding obligations of the Borrower, enforceable in accordance with their respective terms, except as limited by bankruptcy, insolvency or similar laws of general application relating to the enforcement of creditors’ rights and by equitable principles of general application.

SECTION 3. Conditions to Effectiveness. This Amendment shall become effective as of the date first written above, and it shall be a condition to the effectiveness of this Amendment that the Administrative Agent shall have received counterparts of this Amendment, duly executed and delivered on behalf of the Borrower and the Required Lenders.

SECTION 4. Reference to and Effect on Loan Documents.

(a) On and after the effective date of this Amendment, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or any other expression of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “the Credit Agreement,” “thereunder,” “thereof,” “therein” or any other expression of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended by this Amendment.

(b) Except as specifically amended above, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed. Without limiting the generality of the foregoing, the Security Instruments and all of the Collateral described therein do and shall continue to secure the payment of all obligations stated to be secured thereby under the Credit Agreement, as amended hereby, and the other Loan Documents.

(c) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Lenders under any of the Loan Documents or constitute a waiver of any provision of any of the Loan Documents.

SECTION 5. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

SECTION 6. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE CHOICE OF LAW PRINCIPLES THEREOF.

SECTION 7. Costs and Expenses. The Borrower agrees to pay on demand all out of pocket costs and expenses of the Administrative Agent in connection with the preparation, reproduction, execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder, including reasonable legal fees and expenses for counsel for the Administrative Agent.

[Signature pages follow]

The parties hereto have caused this Amendment to be executed by their respective duly authorized representatives as of the date first written above.

CONSTELLATION ENERGY PARTNERS LLC

	By:	/s/ CHARLES C. WARD
Charles C. Ward, Chief Financial Officer

THE ROYAL BANK OF SCOTLAND plc, as a Lender

26.829268% of Outstanding Principal Amount of the Loans	By:	/S/ PHILLIP R. BALLARD
Phillip R. Ballard, Managing Director

THE BANK OF NOVA SCOTIA, as a Lender

21.951220% of Outstanding Principal Amount of the Loans	By:	/S/ DAVID MILLS
	Name: Title:	David Mills Managing Director

BNP PARIBAS, as a Lender

21.951220% of Outstanding Principal Amount of the Loans	By:	/S/ EDWARD PAK
	Name: Title:	Edward Pak Vice President

	By:	/S/ BETSY JOCHER
	Name: Title:	Betsy Jocher Director

WELLS FARGO BANK, N.A., as a Lender

14.634146% of Outstanding Principal Amount of the Loans	By:	/s/ LEANNE S. PHILLIPS
	Name: Title:	Leanne S. Phillips Sr. Portfolio Manager

SOCIÉTÉ GÉNÉRALE, as a Lender

14.634146% of Outstanding Principal Amount of the Loans	By:	/S/ KEVIN C. JOYCE
	Name: Title:	Kevin C. Joyce Vice President